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                                                                       EX-99.B8E
                                                             Exhibit 24(b)(8)(e)

                             As of           ,1998



VIA UPS OVERNIGHT

The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

Attention:  Global Custody Division

Re:      Global Custody Agreement, Effective May 1, 1996
         between The Chase Manhattan Bank and those registered
         investment companies (and on behalf of certain series
         thereof), listed on Schedule A attached thereto
         ("Agreement")
         -------------------------------------------------------


Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Group Income Funds, Inc. for the benefit of Strategic Income Fund (the "Series") hereby appoints The Chase Manhattan Bank to provide custodial services for this Series under and in accordance with the terms of the Agreement and accordingly, requests that the Series be added to Schedule A to the Agreement effective 1998. Kindly acknowledge your agreement to provide such services and to add this Series to Schedule A by signing in the space provided below.

                                            DELAWARE GROUP INCOME FUNDS, INC.
                                              on behalf of Strategic Income Fund



                                            By:________________________________
                                                  David K. Downes
                                            Its:  Executive Vice President
                                                  Chief Operating Officer
                                                  Chief Financial Officer
AGREED:

THE CHASE MANHATTAN BANK

By:_____________________

Its:____________________